Exhibit 99.1

VAREX ANNOUNCES FINANCIAL RESULTS FOR
THIRD QUARTER FISCAL YEAR 2021

SALT LAKE CITY, August 3, 2021 – Varex Imaging Corporation (Nasdaq: VREX) today announced its unaudited financial results for the third quarter of fiscal year 2021.

3QFY21 Summary
•    Revenues $211 million
•    GAAP gross margin 35% | Non-GAAP gross margin* 36%
•    GAAP operating expense $48 million | Non-GAAP operating expense* $46 million
•    GAAP operating margin 12% | Non-GAAP operating margin* 14%
•    GAAP net earnings $0.29 per diluted share | Non-GAAP net earnings* $0.40 per diluted share

“Sales momentum continued in the third quarter of fiscal 2021 with revenues reaching $211 million, driven by demand in both the Medical and Industrial segments,” said Sunny Sanyal, Chief Executive Officer of Varex. Sanyal added, “Higher sales volume and continued execution on expense management led to margin and profitability expansion in the quarter.”

Varex’s revenues in the third quarter increased 4% sequentially from the second quarter of fiscal year 2021 due mainly to sales gains in the Medical segment. Revenues increased 23% year-over-year from the same quarter of the prior year driven by strength in both the Medical and Industrial segments. Non-GAAP gross margin increased to 36% percent primarily due to higher sales volume and productivity. Higher operating expense sequentially was primarily attributable to higher R&D expense, which remained at approximately 9% of a higher sales base.

Balance Sheet & Cash Flow
Cash flow from operations was $22 million for the third quarter of fiscal year 2021. Cash and cash equivalents improved $17 million sequentially to $128 million at the end of the third quarter. As announced on July 1st, following quarter end Varex made a $30 million partial redemption of its $300 million 7.875% senior secured notes due 2027.

Outlook
The following guidance is provided for the fourth quarter of fiscal year 2021:

•    Revenues are expected to be between $205 million and $225 million
•    Non-GAAP net earnings per diluted share is expected to be between $0.25 and $0.40

Guidance for the company's net earnings per diluted share is provided on a non-GAAP basis only. This non-GAAP financial measure is forward-looking, and the company is unable to provide a meaningful or accurate GAAP forecast of net earnings per diluted share without unreasonable effort due to the uncertainty of amounts and timing of unusual items, such as restructuring costs.

Non-GAAP Financial Measures
*Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.

Conference Call Information
Varex will conduct its earnings conference call for the third quarter of fiscal year 2021 today at 3:00 p.m. Mountain Time. The conference call, including a supplemental slide presentation, will be webcast live and can be accessed at Varex’s website at investors.vareximaging.com. Access will also be available by dialing 877-524-8416 from anywhere in the U.S. or by dialing 412-902-1028 from non-U.S. locations. The webcast and supplemental slide presentation will be archived on Varex’s website. A replay of the call will be available from today through August 17th at 877-660-6853 from anywhere in the U.S. or 201-612-7415 from non-U.S. locations. The replay access code is 13721643.

About Varex
Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate Varex’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements concerning unaudited financial results; benefits of cost reduction actions; industry or market outlook; customer demand and revenue trends; revenues, product volumes, or other expected future financial results or performance; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “outlook,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varex’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include the severity and duration of the COVID-19 pandemic and its impact on both the global economy and the Varex’s business; our ability to maintain compliance with our financial covenants; shifts in product mix; not receiving the intended benefit of restructurings or cost reduction actions; the continued impact of tariffs or a global trade war on Varex’s products and customer purchasing patterns; global economic conditions; supply chain challenges; demand for and delays in delivery of products of Varex or its customers; litigation costs; Varex’s ability to develop, commercialize and deploy new products; the impact of reduced or limited demand by purchasers of certain X-ray products; the impact of competitive products and pricing; the ability to remediate material weaknesses in internal control; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statements made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varex has not filed its Form 10-Q for the third quarter of fiscal year 2021. All financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time Varex files the Form 10-Q.

# # #

For Information Contact:
Christopher Belfiore
Director of Investor Relations
Varex Imaging Corporation
801.973.1566 | christopher.belfiore@vareximaging.com

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except for per share amounts)	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Revenues:
Medical	$167.3	$137.6	$463.1	$448.6
Industrial	43.9	33.6	128.7	119.7
Total revenues	211.2	171.2	591.8	568.3
Gross profit:
Medical	56.5	18.0	146.3	105.2
Industrial	17.6	8.3	49.6	39.8
Total gross profit	74.1	26.3	195.9	145.0
Operating Expenses:
Research and development	19.2	19.0	54.1	61.6
Selling, general and administrative	29.2	31.4	94.2	101.5
Impairment of intangible assets	—	2.7	—	2.7
Operating expenses	48.4	53.1	148.3	165.8
Operating income (loss):	25.7	(26.8)	47.6	(20.8)
Interest income	—	—	—	0.1
Interest expense	(10.6)	(6.9)	(31.3)	(16.9)
Other income (expense), net	0.2	(6.1)	(2.5)	(4.5)
Interest and other expense, net	(10.4)	(13.0)	(33.8)	(21.3)
Income (loss) before taxes	15.3	(39.8)	13.8	(42.1)
Income tax expense (benefit)	3.1	(11.6)	4.7	(10.9)
Net income (loss)	12.2	(28.2)	9.1	(31.2)
Less: Net income attributable to noncontrolling interests	0.2	0.1	0.4	0.3
Net income (loss) attributable to Varex	$12.0	$(28.3)	$8.7	$(31.5)
Net income (loss) per common share attributable to Varex
Basic	$0.31	$(0.73)	$0.22	$(0.81)
Diluted	$0.29	$(0.73)	$0.22	$(0.81)
Weighted average common shares outstanding
Basic	39.4	39.0	39.3	38.7
Diluted	41.3	39.0	39.5	38.7

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share and per share amounts)	July 2, 2021	October 2, 2020
Assets
Current assets:
Cash and cash equivalents	$128.3	$100.6
Accounts receivable, net	148.5	123.8
Inventories	243.2	271.9
Prepaid expenses and other current assets	39.8	25.7
Total current assets	559.8	522.0
Property, plant and equipment, net	142.2	145.2
Goodwill	293.5	293.1
Intangibles assets, net	55.2	67.5
Investments in privately-held companies	50.1	51.3
Deferred tax assets	—	0.5
Operating lease right-of-use assets	27.5	27.7
Other assets	32.6	32.2
Total assets	$1,160.9	$1,139.5
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$66.2	$72.9
Accrued expenses and other current liabilities	71.8	70.5
Current operating lease liabilities	6.6	6.1
Current maturities of long-term debt	32.9	2.5
Deferred revenues	8.7	8.6
Total current liabilities	186.2	160.6
Long-term debt, net	429.8	452.8
Deferred tax liabilities	2.6	2.3
Operating lease liabilities	22.3	23.1
Other long-term liabilities	35.3	34.9
Total liabilities	676.2	673.7

Stockholders' equity:
Preferred stock, $.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value: 150,000,000 shares authorized,
Shares issued and outstanding: 39,433,708 and 39,059,094 at July 2, 2021 and October 2, 2020, respectively.	0.4	0.4
Additional paid-in capital	446.1	434.4
Accumulated other comprehensive income	0.2	0.8
Retained earnings	24.8	16.1
Total Varex equity	471.5	451.7
Noncontrolling interests	13.2	14.1
Total stockholders' equity	484.7	465.8
Total liabilities and stockholders' equity	$1,160.9	$1,139.5

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
GROSS PROFIT RECONCILIATION
Revenues	$211.2	$171.2	$591.8	$568.3
Gross profit	$74.1	$26.3	$195.9	$145.0
Amortization of intangible assets	2.2	2.1	6.6	6.9
Restructuring charges	—	2.3	0.2	3.5
Other non-operational costs	—	14.5	3.5	18.5
Purchase price accounting adjustments	—	—	—	0.3
Non-GAAP gross profit	$76.3	$45.2	$206.2	$174.2
Gross margin %	35.1%	15.4%	33.1%	25.5%
Non-GAAP gross margin %	36.1%	26.4%	34.8%	30.7%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE RECONCILIATION
Selling,general and administrative expense	$29.2	$31.4	$94.2	$101.5
Amortization of intangible assets	2.0	2.1	6.1	6.2
Separation and related costs	—	—	—	2.5
Restructuring charges	0.3	1.3	0.7	2.6
Acquisition and integration related costs	0.2	0.4	1.4	2.0
Other non-operational costs	(0.1)	0.2	4.1	0.5
Non-GAAP selling, general and administrative expense	$26.8	$27.4	$81.9	$87.7

OPERATING EXPENSE RECONCILIATION
Operating expense	$48.4	$53.1	$148.3	$165.8
Amortization of intangible assets	2.0	2.1	6.1	6.2
Separation and related costs	—	—	—	2.5
Restructuring charges	0.3	1.3	0.7	2.6
Acquisition and integration related costs	0.2	0.4	1.4	2.0
Intangible impairment charges	—	2.7	—	2.7
Other non-operational costs	(0.1)	0.2	4.1	0.5
Non-GAAP operating expense	$46.0	$46.4	$136.0	$149.3

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
OPERATING INCOME (LOSS) RECONCILIATION
Operating income (loss)	$25.7	$(26.8)	$47.6	$(20.8)
Amortization of intangible assets (includes amortization impacts to cost of revenues)	4.2	4.2	12.7	13.1
Purchase price accounting adjustments (includes purchase price accounting impacts to cost of revenues)	—	—	—	0.3
Separation and related costs	—	—	—	2.5
Restructuring charges (includes restructuring impact to cost of revenues)	0.3	3.6	0.9	6.1
Acquisition and integration related costs	0.2	0.4	1.4	2.0
Intangibles impairment charges	—	2.7	—	2.7
Other non-operational costs (includes other non-operational impacts to cost of revenues)	(0.1)	14.7	7.6	19.0
Total operating income adjustments	$4.6	$25.6	$22.6	$45.7
Non-GAAP operating income (loss)	$30.3	$(1.2)	$70.2	$24.9
Operating margin	12.2%	(15.7)%	8.0%	(3.7)%
Non-GAAP operating margin	14.3%	(0.7)%	11.9%	4.4%

INCOME (LOSS) BEFORE TAXES RECONCILIATION
Income (loss) before taxes	$15.3	$(39.8)	$13.8	$(42.1)
Total operating income adjustments	4.6		22.6
Convertible notes non-cash interest expense	2.1	0.5	5.9	0.5
Acquisition related (benefit) costs	—	1.2	—	(0.8)
Investment impairment charges	—	2.7	—	2.7
Total income before tax adjustments	$6.7	$30.0	$28.5	$48.1
Non-GAAP income (loss) before taxes	$22.0	$(9.8)	$42.3	$6.0

INCOME TAX EXPENSE (BENEFIT) RECONCILIATION
Income tax expense (benefit)	$3.1	$(11.6)	$4.7	$(10.9)
Tax effect on non-GAAP adjustments	(2.6)	(9.7)	(3.7)	(12.0)
Non-GAAP income tax expense (benefit)	$5.7	$(1.9)	$8.4	$1.1

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
NET INCOME (LOSS) AND DILUTED NET INCOME (LOSS) PER SHARE RECONCILIATION
Net income (loss) attributable to Varex	$12.0	$(28.3)	$8.7	$(31.5)
Total earnings before taxes adjustments	$6.7	$30.0	$28.5	$48.1
Effective tax rate on non-GAAP adjustments	38.8%	32.3%	13.0%	24.9%
Tax effect on non-GAAP adjustments	$(2.6)	$(9.7)	$(3.7)	$(12.0)
Non-GAAP net income (loss)	$16.1	$(8.0)	$33.5	$4.6
Diluted net income (loss) per share	$0.29	$(0.73)	$0.22	$(0.81)
Non-GAAP diluted net income (loss) per share	$0.40	$(0.21)	$0.85	$0.12

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING RECONCILIATION
GAAP weighted average common shares - dilutive	41.3	39.0	39.5	38.7
Dilution offset from convertible notes hedge transaction	(1.5)	—	—	—
Non-GAAP dilutive shares	39.8	39.0	39.5	38.8

ADJUSTED EBITDA RECONCILIATION
Net income (loss) attributable to Varex	$12.0	$(28.3)	$8.7	$(31.5)
Interest expense	10.6	6.9	31.3	16.9
Income tax expense	3.1	(11.6)	4.7	(10.9)
Depreciation	5.0	5.9	15.5	17.3
Amortization	4.2	4.2	12.7	13.1
Stock based compensation	3.4	3.7	10.6	10.2
Purchase price accounting adjustments	—	—	—	0.3
Separation and related costs	—	—	—	2.5
Restructuring charges	0.3	2.7	0.9	4.1
Acquisition and integration related costs	0.2	1.6	1.4	1.2
Impairment charges	—	5.4	—	5.4
Other non-operational costs	(0.1)	14.7	7.6	19.0
Adjusted EBITDA	$38.7	$5.2	$93.4	$47.6

Discussion of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These measures include: non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expense; non-GAAP operating earnings; non-GAAP operating earnings margin; non-GAAP earnings before taxes; non-GAAP net earnings; non-GAAP net earnings per diluted share, non-GAAP dilutive shares; and non-GAAP EBITDA. We are providing a reconciliation above of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We are unable to provide without unreasonable effort a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing non-GAAP financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Non-GAAP measures include the following items:
Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Separation and related costs: We separated from Varian Medical Systems on January 28, 2017 and incurred non-operational expenses associated with the separation. We believe that excluding separation costs allows the users of our financial statements to better understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisitions for any costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment charges: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s ongoing business operations. These may include such items as non-ordinary course litigation, legal settlements, inventory write-downs for discontinued products, cost of facilities no longer in use, extinguishment of debt and hedge costs, environmental settlements, governmental settlements including tax settlements, and other items of similar nature.

Convertible notes non-cash interest expense: We issued convertible notes in June 2020 at a discount related to the conversion feature of the notes and capitalized certain costs related to the issuance of these notes. The discount and capitalized issuance costs are amortized into interest expense over the term of the convertible notes. The amortization recognized for the convertible notes will be greater than the cash interest payments for the notes. We believe that excluding the convertible notes non-cash interest expense allows the users of our financial statements to better understand the historic and current results of our operations. This also facilitates comparisons to peer companies.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s normal business operations. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: We apply our non-GAAP adjustments to the GAAP pretax income to calculate the non-GAAP effective tax rate. This application of our non-GAAP effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, or any other non-operational tax adjustments.

Dilution offset from convertible notes hedge transaction: In connection with the issuance of the Company’s Convertible Senior Unsecured Notes (the Convertible Notes) in June 2020, the Company entered into convertible note hedge transactions (the Hedge Transactions) to reduce the potential dilutive effect on common shares upon the eventual conversion of the Convertible Notes. GAAP diluted shares outstanding includes the incremental dilutive shares from the Company’s Convertible Notes. Under GAAP, the anti-dilutive impact of the Convertible Note Hedge Transactions is not reflected in GAAP diluted shares outstanding. In periods in which the average stock price per share exceeds $20.81 and the Company has GAAP net income, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s Hedge Transactions, which reduces the potential dilution that otherwise would occur upon conversion of the Company’s Convertible Notes. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the Hedge Transactions against potential conversion of the Convertible Notes.